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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Brand Intermediate Holdings, Inc.:


We consent to the use of our report dated September 6, 2002 with respect to the consolidated statements of operations, stockholder's equity (deficit), and cash flows of Brand Intermediate Holdings, Inc. (formerly DLJ Brand Holdings, Inc.) and subsidiaries for the year ended December 31, 2001, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP


St. Louis, Missouri
April 21, 2004